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                                                                    EXHIBIT 10.4


                          BERTH AND SUBLEASE AGREEMENT


THIS BERTH AND SUBLEASE AGREEMENT ("Agreement") is made and entered into effective the 23rd day of June, 1999 (the "Effective Date") by and between SOUTH PADRE ISLAND FISHING CENTER JOINT VENTURE, a Texas joint venture ("Sublessor") whose address is One Padre Boulevard, South Padre Island, Texas 78597, and CSL DEVELOPMENT CORPORATION ("Sublessee"), a Delaware corporation whose address is 1610 Barrancas Avenue, Pensacola Florida 32501.

                                    PREAMBLE

Pursuant to that Lease Agreement LC No. 94-027 (the "Ground Lease") dated as of June 30, 1994, by and between the State of Texas, (the "State"), as Lessor, and Sublessor, as Lessee, Sublessor has a leasehold interest in the premises described in Exhibit "A" thereto (the "Premises").

Approximately 17.52 acres of the Premises is comprised of submerged land on which Sublessor has constructed a pier and other improvements (the "Pier").

Subject to the terms and conditions of the Lease and the conditions set forth herein, Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor, a berth and appurtenant rights.

Now, therefore, Sublessor and Sublessee agree as follows:

1. PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor the following, all of which are located on the Premises in Cameron County, Texas:

         1.1 Berth. The exclusive right to a berth for one (1) cruise ship (herein the "Cruise Ship"), initially to be the "M/V Entertainer." The berth is located at the end of the Pier, as more particularly described on Exhibit "A" attached hereto and initialed by Sublessor and Sublessee for identification (hereinafter, the "Plat").

         1.2 Ticket Counter. The non-exclusive right to use of the area designated "Ticket Counter" on the Plat for the sale of Cruise Ship tickets.


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         1.3      Modular Office. The non-exclusive right to use the area
                  designated "Office" on the Plat for non-retail general offices purposes and, subject to compliance with applicable provisions of the Ground Lease (including, without limitation, Article VI thereof), to construct improvements thereon.

         1.4 Parking. The non-exclusive right to use a maximum of two hundred (200) parking spaces in the area designated as "Parking" on the Plat for free parking of passenger vehicles operated by Sublessee's employee and customers; provided, Sublessor shall have no obligation to provide more than fifty
                  (50) parking spaces for such use until expiration of the thirtieth (30th) day after the Sublessor's receipt of the Security Deposit (as defined in Section 4.3 below).


Unless referred to individually, the foregoing are hereinafter referred to, collectively, as the "Subleased Premises". SUBLESSEE HEREBY CONFIRMS THAT SUBLESSEE HAS INSPECTED THE PHYSICAL AND TOPOGRAPHICAL CONDITION OF THE SUBLEASED PREMISES AND ACCEPTS THE SAME "AS IS" IN ITS EXISTING PHYSICAL AND TOPOGRAPHIC CONDITION. SUBLESSOR DISCLAIMS ANY AND ALL WARRANTIES OF HABITABILITY, SUITABILITY, FITNESS FOR ANY PURPOSE AND ANY OTHER EXPRESS OR IMPLIED WARRANTY NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. SUBLESSOR AND SUBLESSEE HEREBY AGREE AND ACKNOWLEDGE THAT THE USE OF THE TERM "GRANT" AND/OR "CONVEY" IN NO WAY IMPLIES THAT THIS AGREEMENT IS FREE OF LIENS, ENCUMBRANCES AND/OR PRIOR RIGHTS. SUBLESSEE IS HEREBY PUT ON NOTICE THAT ANY PRIOR GRANT AND/OR ENCUMBRANCE MAY BE OF RECORD AND SUBLESSEE IS ADVISED TO EXAMINE THOSE RECORDS AND ALL OTHER LAND TITLE RECORDS IN WHICH THE SUBLEASED PREMISES ARE LOCATED IN THE ARCHIVES AND RECORDS DIVISION OF THE TEXAS GENERAL LAND OFFICE, 1700 NORTH CONGRESS AVENUE, AUSTIN, TEXAS, 78701, AND ALL OTHER LAND TITLE RECORDS IN WHICH THE SUBLEASED PREMISES ARE LOCATED.

2. TERM. The term of this Agreement shall be for a period commencing on the Effective Date and terminating on the expiration of the one hundred eightieth (180th) day after the date of the Rent Commencement Date (as hereinafter defined), unless earlier terminated or extended as provided herein.

         2.1 Failure to Obtain Permits. Notwithstanding the foregoing to the contrary, in the event Sublessee, after diligent effort, is unable on or before September 1, 1999, to obtain all governmental and regulatory approvals necessary for the operation of its Offshore Business (as defined in Section 3.2 below), then Sublessee shall have the right to terminate this Agreement upon written notice delivered to Sublessor on or before September 5, 1999; Sublessor shall retain all sums paid as Rent (as


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                  hereinafter defined) prior to the effective date of
                  termination; and, thereafter, neither party shall have any further obligations to the other except for those obligations which accrued prior to the effective date of termination.

         1.2 Future Government Regulation. In the event that, subsequent to the Rent Commencement Date (as hereinafter defined), governmental laws or regulations prohibit Sublessee's use of the Subleased Premises for the purposes provided herein in such a manner as to preclude Sublessee's operation of its Offshore Business (i.e., docking a Cruise Ship which contains gaming equipment and machinery to be operated elsewhere), Sublessee may terminate this Agreement effective upon written notice to Sublessor. In the event Sublessee terminates this Agreement pursuant to this Section 2.2, along with its notice of termination, Sublessee shall provide Sublessor with a copy of the subject law(s) or regulation(s) and, upon Sublessor's receipt of such notice, this Agreement shall terminate and neither party shall have any further obligations to the other except for those obligations which accrued prior to the effective date of termination.

3. USE. The Subleased Premises may be used only for the purposes specified in Sections 1.1 through 1.4 above, and no other.

         3.1 Compliance with Laws. At all times Sublessee shall conduct its affairs and use the Subleased Premises in accordance with the provisions of the Ground Lease, this Agreement and all applicable statutes, ordinances, rules and regulations. Any breach by Sublessee of its obligations under this Agreement shall entitle Sublessor, at its option, to terminate this Agreement upon written notice to Sublessee as specified in
                  Section 14 below, or to pursue remedies available at law or in equity. In the event Sublessor elects to terminate this Agreement, upon Sublessor's written notice of such termination to Sublessee, this Agreement shall terminate and neither party shall have any further obligations to the other except for those obligations which accrued prior to the effective date of termination.

         3.2 Offshore Business. Though the parties acknowledge that Sublessee intends, provided appropriate governmental authorization is obtained, to operate a day cruise casino business on the Cruise Ship and provide on- board entertainment, including gaming (the "Offshore Business"), Sublessee agrees not to accept any orders for gaming activities from the Subleased Premises and at all times to conduct such activities at locations other than the Subleased Premises. The parties specifically acknowledge and agree that Sublessee shall have no right to use the Subleased Premises for the Offshore Business and that any such use on or adjacent to the Subleased Premises shall constitute a breach of this Agreement for which Sublessor may terminate this Agreement upon notice to Sublessee.

4. CONSIDERATION. Sublessee agrees to pay to Sublessor the following consideration for use of the Subleased Premises ("Rent"):

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         3.1      Rent. Commencing on the earlier to occur of (a September 1,
                  1999, or (b) the thirtieth (30th) day after the date Sublessee receives all regulatory approvals required to commence operation of the Offshore Business, or (c) the date Sublessor departs from the Subleased Premises on its initial cruise for the purpose of operating the Offshore Business (such date hereinafter the "Rent Commencement Date"), Sublessee agrees to pay to Sublessor, monthly, as "Rent" for the Subleased Premises the greater of (1) $10,000.00 per month, or (2) a sum per month equal to the product of One and NO/100 Dollars ($1.00) multiplied by the number of passenger cruise tickets sold to "paying passengers" (as hereinafter defined) over and above the number of 10,000 per month. Rent in the minimum amount of $10,000 shall be payable each month in advance. Any additional sums owing Sublessor as Rent shall be due and payable on the fifteenth (15th)) day of the following month and shall be delivered with a statement certified by an officer of Sublessee which itemizes ticket sales for the subject month on a per day basis. Sublessor shall be entitled, during normal business hours, to inspect Sublessee's records to determine appropriate accounting and remittance of Rent. Should the Rent Commencement Date occur on a day other than the first day of a month, Rent shall be prorated for such month. For the purposes of this Agreement a "paying passenger" is a person who purchases a Cruise Ship ticket for a scheduled cruise for the purpose of engaging in Sublessee's Offshore Business, and passengers who are given complimentary tickets or admissions based on the volume or quality of their casino play shall be deemed paying passengers.

         4.2 Taxes and Assessments. During the term of this Agreement, the Sublessee shall pay directly to the applicable taxing or other authority any State or local sales taxes or assessments which are, or may be, in effect and applicable to Sublessee's business.

         4.3 Security Deposit. On the Rent Commencement Date Sublessee agrees to deposit with Sublessor the sum of Ten Thousand and NO/100 Dollars ($10,000.00) (the "Security Deposit") as security for Sublessee's faithful performance of its obligations under this Sublease. Sublessor and Sublessee agree that the Security Deposit may be commingled with funds of Sublessor and Sublessor shall have no obligation or liability for payment of interest on such deposit. Sublessee shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Sublessor and any attempt by Sublessee to do so shall be void, without force or effect and shall not be binding upon Sublessor. If Sublessee fails to pay any Rent or other amount when due and payable under this Sublease, or fails to perform any of the terms hereof, Sublessor may appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Sublessor has become obligated as a result of Sublessee's default or breach, and for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach, and


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                  Sublessor may so apply or use the Security Deposit without prejudice to any other remedy Sublessor may have by reason of Sublessee's default or breach. If Sublessor so uses any of the Security Deposit, Sublessee shall, within ten (10) days after written demand therefor, restore the Security Deposit to the full amount originally deposited; Sublessee's failure to do so shall constitute a default hereunder for which Sublessor shall have the right to exercise any remedy provided for in Section 14 below. Provided Sublessee is not then in default on any of its obligations hereunder, on the first day of the last month of the Sublease term (or renewal period, if applicable), Sublessor shall return the Security Deposit to Sublessee or, if Sublessee has assigned its interest under this Sublease, to the last assignee of Sublessee. If Sublessor sells or assigns its interest in the Subleased Premises, Sublessor may deliver the Security Deposit to Sublessor's successor in interest under this Sublease and thereupon be relieved of any further liability or obligation with respect to the Security Deposit.

5. INSURANCE. Sublessee agrees to purchase and maintain insurance coverage, and provide certificates and renewals thereof, as required pursuant to the Ground Lease; provided (a) all such policies shall name both the State and Sublessor as additional insureds, and (b) Sublessee shall maintain commercial general liability insurance and liquor liability insurance in minimum amounts of Two Million Five Hundred Thousand and NO/100 Dollars ($2,500,000.00).

6. UTILITIES. Sublessor shall, at its expense, provide water and 480-volt 3-phase 200AMP electrical stub-outs at the locations specified on the Plat. Except as provided herein, Sublessor shall have no responsibility for the provision of any utility stub-out or service, and Sublessee shall be responsible for the payment of all electricity, water, wastewater, gas, phone and other utility extension and service and for disposal of all trash generated at the Subleased Premises. Trash containers shall located near the berth in a location approved by Sublessor, shall be of a type reasonably approved by Sublessor, and shall be screened from view. Notwithstanding any other term or provision of this Agreement to the contrary, (a) Sublessee acknowledges and agrees that it shall not locate or use sewage pump-out facilities on or near the Subleased Premises, and (b) in the event Sublessee is required to extend electric utility infrastructure beyond the location specified on the Plat, upon the first renewal of the term of this Agreement as provided below, Sublessee shall be entitled to a credit against Rent, not to exceed, in the aggregate $8,000.00; provided, if Sublessee reasonably determines that the cost of any such extension shall exceed $8,000.00, then Sublessee shall so advise Sublessor and Sublessor may elect to either (y) undertake such work at its own cost and expense, or (z) authorize Sublessee to expend an amount in excess of $8,000 for such work, which amount shall also be credited against Rent until recouped.

7. CONDEMNATION. If during the term of this Agreement or any extension or renewal thereof, all of the Subleased Premises should be taken for any public or quasi-public use under any law, ordinance, or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Agreement shall terminate and the


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Rent shall be abated during the unexpired portion of this Agreement, effective as of the date of the taking of said premises by the condemning authority.

         7.1 Sublessor's Right to Restore. If less than all of the Subleased Premises shall be taken for any public or quasi-public use under any law, ordinance or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, Sublessor may elect to terminate this Agreement or to restore the Subleased Premises as mutually agreed between Sublessor Sublessee. In the event this Agreement is not terminated, then Sublessor shall perform such restoration with available condemnation proceeds within a reasonable time of the taking., and the Rent payable during the unexpired portion of this Agreement shall be adjusted equitably.

         7.2 Allocation of Awards. Sublessor shall be entitled to receive and retain all proceeds payable for a taking of the leasehold estate and improvements located on the Subleased Premises. Sublessee shall be entitled to receive and retain any separate awards for loss of profits and moving expenses. The termination of this Agreement shall not affect the rights of the respective parties to such awards.

8. ASSIGNMENT. Sublessee hereby acknowledges and agrees that it shall not have the right to assign or sublet the Subleased Premises, whether by operation of law or otherwise, without Sublessor's prior written consent, which consent shall not be unreasonably withheld; provided, Sublessee may assign Sublessee's interest in this Agreement to an Affiliate (as hereinafter defined) upon written notice to Sublessor. For the purposes of this Agreement, "Affiliate" shall mean and refer to an entity which is controlled by Sublessee (i.e., an entity of which Sublessee owns at least fifty-one percent [51%] of the outstanding shares, membership interests or otherwise of such entity), or which controls Sublessee (i.e., an entity which owns at least fifty-one percent [51%] of Sublessee), or which is under common control with Sublessee (such as a brother-sister relationship). Sublessor and Sublessee acknowledge and agree that Sublessee intends to assign this Agreement to an Affiliate to be formed under Texas law on or before expiration of the First Renewal Period and, upon such assignment and assumption by such Affiliate of Sublessee's obligations hereunder, Sublessee shall be released from its obligations hereunder.

9. INDEMNIFICATION AND HOLD HARMLESS AGREEMENTS. Sublessor and Sublessee hereby agree as follows:

         9.1 Sublessee. SUBLESSEE SHALL PROTECT, DEFEND AND HOLD SUBLESSOR AND THE STATE HARMLESS IN ACCORDANCE WITH THE TERMS OF THE INDEMNIFICATION PROVISIONS OF THE GROUND LEASE. SUBLESSEE AGREES TO INDEMNIFY AND HOLD SUBLESSOR AND THE STATE HARMLESS AGAINST ANY AND ALL ACTIONS, CLAIMS, DEMANDS, DAMAGES, LIABILITIES AND EXPENSES


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                  (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND COURT
                  COSTS) ASSERTED AGAINST, IMPOSED UPON OR INCURRED BY SUBLESSOR BY REASON OF ANY VIOLATION CAUSED, SUFFERED OR PERMITTED BY SUBLESSEE AND/OR SUBLESSEE'S OFFICERS, DIRECTORS, VENTURERS, AGENTS, REPRESENTATIVES, SERVANTS, EMPLOYEES, CONTRACTORS, SUBCONTRACTORS, LICENSEES OR INVITEES ("SUBLESSEE REPRESENTATIVES") OF ANY OF THE TERMS, COVENANTS OR CONDITIONS OF THE GROUND LEASE. Notwithstanding the foregoing, in no event shall Sublessee be liable to Sublessee for any matter relating to this Agreement in an amount in excess of the total of all Rent paid to Sublessee hereunder. The foregoing agreements shall survive expiration or earlier termination of this Agreement.

         9.2 Sublessor. SUBJECT TO THE PROVISIONS OF THIS AGREEMENT, SUBLESSOR SHALL AND HEREBY DOES INDEMNIFY AND HOLD SUB-LESSEE HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CLAIMS, DEMANDS, DAMAGES, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND COURT COSTS) ASSERTED AGAINST, IMPOSED UPON OR INCURRED BY SUBLESSEE BY REASON OF ANY VIOLATION CAUSED, SUFFERED OR PERMITTED BY SUBLESSOR, ITS OFFICERS, DIRECTORS, VENTURERS, REPRESENTATIVES, AGENTS, SERVANTS, CONTRACTORS, SUBCONTRACTORS, LICENSEES OR EMPLOYEES OF ANY OF THE TERMS, COVENANTS OR CONDITIONS OF THE GROUND LEASE THAT SUBLESSEE HAS NOT COVENANTED AND AGREED TO COMPLY WITH UNDER THE TERMS OF THIS AGREEMENT. Notwithstanding the foregoing, in no event shall Sublessor be liable to Sublessee or any third party for any matter relating to this Agreement in an amount in excess of the total of all Rent paid to Sublessor hereunder. The foregoing agreements shall survive expiration or earlier termination of this Agreement.

10.      SUBLESSOR'S OBLIGATIONS.

         10.1 Unobstructed Access. Sublessor shall provide unobstructed access to the Subleased Premises from the upland portion of the Premises all times for the Cruise Ship at its berth and for Sublessee's vendors, employees and passengers. Sublessor and Sublessee acknowledge and agree that Sublessor shall have no obligation to police navigable waters or to dredge the channel in which Sublessee which access the Pier.

         10.2 Sublessor's Maintenance. Except for damage occasioned by Sublessee and/or Sublessee's Representatives, Sublessor shall maintain the Leased Premises


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                  (exclusive of Sublessee's improvements and fixtures thereto)
                  in a safe and usable condition, including, but not limited to, replacement of damaged and deteriorated dock and pilings. Sublessor shall have no further repair and maintenance obligations hereunder.

         10.3 Right to Sublease. Sublessor represents and warrants to Sublessee that it has the right to sublease the Subleased Premises for the purposes set forth approval is required to grant Sublessee the right to use the Subleased Premises as provided herein.

11. SUBLESSEE'S OBLIGATIONS. Sublessee hereby acknowledges and agrees to use the Subleased Premises pursuant to the terms of the Ground Lease, this Agreement and in accordance with all applicable laws, ordinances, rules and regulations, and reasonable rules and regulations imposed by the State and/or Sublessor from time to time.

         11.1 No Waste. Sublessee hereby acknowledges and agrees it shall not commit, or suffer to be committed, any waste on the Subleased Premises nor shall it maintain, or permit the maintenance or commission of, any nuisance on the Subleased Premises.

         11.2 Maintenance. Except as otherwise provided herein, Sublessee hereby acknowledges and agrees to keep and maintain the Subleased Premises and the Cruise Ship in good condition and repair, as the same existed on the Effective Date, reasonable wear and tear excepted. Damage caused by Sublessee or Sublessee's Representatives shall be repaired at Sublessee's sole expense.

         11.3 Alterations. Sublessee hereby acknowledges and agrees not to make any alterations or changes in the Subleased Premises without the express, prior written consent of Sublessor, and all such alterations or changes shall be made in conformance with the provisions of the Ground Lease.

         11.4 Conduct. Sublessee shall be responsible for the conduct and acts of Sublessee and Sublessee's Representatives on the Subleased Premises at all times during term of this Agreement, and shall indemnify and hold Sublessor harmless therefrom as provided herein.

12. INSPECTION BY SUBLESSOR. Sublessee hereby acknowledges and agrees that the State, Sublessor and/or their respective agents or representatives may enter into and upon the Subleased Premises (but not the Cruise Ship) at all reasonable times for the purpose of inspection, making repairs or alterations.

13. OPTION TO RENEW. Provided Sublessee has fully performed all of its obligations hereunder, at the option of Sublessee, this Agreement may be renewed for two (2) additional

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terms of five (5) years each. Renewal shall be by written notice delivered, with respect to the first renewal period, no later than thirty (30) days prior to expiration of the initial term (such period, the "First Notice Period") and, with respect to the second renewal period, no later than sixty (60) days prior to expiration of the first renewal period. Each renewal term, if any, shall be referred to as a "renewal period". If Sublessee fails to timely exercise any renewal, such renewal and all subsequent renewal options shall lapse and be of no further force and effect.

         13.1 Additional Premises. Subject to Sublessor's an Sublessee's mutual agreement reduced to writing on or before expiration of the First Notice Period (which agreement shall be subject to an agreed joint use and/or reciprocal easement agreement, a space/use plan and the approval of third parties, as applicable), commencing with the first renewal period, the Subleased Premises as defined in Section 1 above can be expanded to grant to Sublessee the non-exclusive use and occupancy of certain vertical improvements then located on the Premises and the exclusive right to use and occupancy, as applicable, of the area on which the business known as "Hookers is located as of the Effective Date, all furniture, fixtures and equipment located therein and a license to use the name "Hookers" for Sublessee's business at such location.

         13.2 Renewal Period Terms. Commencing on the first day of the first renewal period, Sublessee shall pay Sublessor monthly Rent equal to the greater of (1) $10,000.00 per month, or (2) a sum per month equal to the product of One and 75/100 Dollars ($1.75) multiplied by the number of passenger cruise tickets sold to paying passengers over and above the number of 10,000 per month. Commencing on the first day of the second renewal period, Sublessee shall pay Sublessor monthly Rent equal to the greater of (1) $10,000.00 per month, or (2) a sum per month equal to the product of Two and NO/100 Dollars ($2.00) multiplied by the number of passenger cruise tickets sold to paying passengers over and above the number of 10,000 per month. product of Two and NO/100 Dollars ($2.00) multiplied by the number of passenger cruise tickets issued over and above the number of 10,000 per month. Except as set forth above and in any amendment to this Agreement, all other terms and provisions shall remain in full force and effect during the renewal period(s).

         13.3     Other Provisions. Except as otherwise provided in Sections
                  13.1 and 13.2, all other terms and provisions of this Agreement shall continue in full force and effect during each renewal period.

14. DEFAULTS AND REMEDIES. If Sublessee shall allow the Rent to be in arrears more than five (5) days after the date due, or shall any other default on the part of the Sublessee continue for five (5) days after delivery of written notice from Sublessor of such element of default, or should any other person than Sublessee secure possession of the Subleased Premises, or any part thereof, by reason of receivership, bankruptcy proceedings or other operation of law in any


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manner whatsoever, Sublessor may, at its discretion, without notice to
Sublessee, declare Sublessor in default of this Agreement and either (a) terminate this Agreement, or (b) enter onto and take possession of the Subleased Premises and remove all persons and property therefrom without being deemed guilty of any manner of trespass, and re-let the Subleased Premises or any part thereof, for all or any part of the remainder of the term. In the event Sublessor exercises its option to take possession, and should Sublessor be unable to re-let after reasonable efforts to do so, or should such monthly Rent be less than the Rent Sublessee was obligated to pay hereunder, then Sublessee shall pay the amount of such deficiency to Sublessor plus any applicable costs of reletting, collections and other reasonable expenses incurred in enforcing Sublessor's rights hereunder. In no event shall Sublessor be obligated to find a new tenant on behalf of Sublessee. In the event the Rent is not paid within the five (5) days after the date due, a late charge (which charge constitutes a penalty and not interest) of one and one-half percent (1-1/2%) per month on the unpaid balance shall be applicable.

         14.1 No Cruise Ship Lien. The Cruise Ship will be operated pursuant to a Charter Agreement which provides, among other things, that during the charter period, neither the Operator, nor its agents, nor the Master of the Vessel, shall have any right, power, or authority to create, incur or permit to be imposed upon the Cruise Ship any liens whatsoever. Accordingly, Sublessor acknowledges that this Agreement is entered into on the credit of the Sublessee and not on the credit of the Cruise Ship or her owner or mortgagee and that the Sublessor claims no maritime or other lien against the Cruise Ship, and therefore waives any liens, whether statutory landlord liens or otherwise, against the Cruise Ship that it currently has or may have in the future or that may arise from operation of law or custom, usage and practice.

15. SIGNAGE. Upon Sublessee's receipt of all approvals required to operate its Offshore Business and subject to Sublessor's approval of location and content, which consent shall not be unreasonably withheld or delayed, Sublessee will be permitted, at its sole expense, to erect signs upon the Subleased Premises.

16. JOINT USE AREAS. Subject to Sublessor's prior written consent with respect to location, improvements, if any, to be located thereon and Sublessee's provision of insurance in favor of the State and Sublessor, Sublessee may use certain areas of the Pier as passenger waiting areas and for other purposes (each a "Joint Use Area" and, collectively, the "Joint Use Areas"). Each Joint Use Area shall be clearly marked and, subject to Sublessee's rights pursuant to
Section 13.1 at the time of renewal, subject to pre-existing uses. Such use shall additionally be subject to the rights of the general public as provided in the Ground Lease. At Sublessor's option exercised prior to expiration or termination of this Agreement, all permanent improvements erected or installed by Sublessee within the Joint Use Areas shall become the property of Sublessor.

17. EXCLUSIVITY. Provided Sublessee is not in default of this Agreement, during the term of this Agreement, Sublessor agrees not to sublease a dock or berth space for use by any vessel

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which conducts one day gaming cruises, "Cruises to Nowhere", river boat gambling, or similar activities.

18. INGRESS/EGRESS. Sublessor may relocate required parking hereunder to another location within the Subdivision (as hereinafter defined) and/or ingress and egress points to the Subleased Premises so long as the required number of spaces are provided in similar or better facilities. For the purposes of this section "Subdivision" shall mean and refer to approximately 18.587 acres of land legally described as Lot 1, Block 1 TALMWD Subdivision, Cameron County, Texas.

19. NOTICES. All notices provided to be given under this Agreement shall be given by certified or registered mail, addressed to the proper party, at the following addresses:


         Sublessor:        South Padre Island Fishing Center Joint Venture
                           One Padre Blvd.
                           South Padre Island, Texas  78597
                           Attention:  Dave Friedman

         With a copy to:

                           Stanley E. McElroy
                           3304 Thousand Oaks Cove
                           Austin, Texas  78746

         Sublessee:        CSL Development Corporation
                           1610 Barrancas Avenue
                           Pensacola FL 32501

20. HOLDOVER. If Sublessee continues in possession of the Subleased Premises after the expiration of this Agreement and, therefore, holds over after the expiration of this Sublease, Sublessee will be deemed to be occupying the Subleased Premises on a month-to-month tenancy basis. Sublessee will be subject to all the terms and conditions of this Agreement, except that all Rent and other sums payable to Sublessor by Sublessee shall be increased one hundred twenty-five percent (125%) as liquidated damages for the hold- over period (provided, in the event Sublessee's holdover causes Sublessor to holdover pursuant to the Ground Lease, then, notwithstanding the foregoing to the contrary, Sublessee shall pay all of Sublessor's costs under the Ground Lease, including, without limitation, holdover rent at the rate of two hundred percent [200%]). The above- described tenancy from month-to-month may be terminated by either party upon thirty (30) days written notice to the other.

21. INDEPENDENT OBLIGATIONS. The obligation of Sublessee to pay all Rent and other sums under this Agreement and the obligation of Sublessee to perform Sublessee's other covenants

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


and duties under this Agreement constitute independent, unconditional obligations to be performed at all times required under this Agreement, except when an abatement or reduction is expressly provided for in this Agreement. Sublessee waives and relinquishes any right to assert, either as a claim or as a defense, that Sublessor is bound to perform or is liable for the nonperformance of any implied covenant or implied duty of Sublessor not expressly set forth in this Agreement.

22. SPECIAL DAMAGES. Under no circumstances whatsoever shall Sublessor or Sublessee ever be liable for consequential damages or special damages. The term "Sublessor" shall mean only the Lessee of the Premises, and in the event of such Lessee's transfer of its interest in the Subleased Premises, it shall thereupon be released and discharged from all covenants and obligations shall be binding during the term of this Agreement

23. PERFORMANCE OF OBLIGATIONS. All monetary obligations of Sublessor and Sublessee are performable exclusively in Cameron County, Texas (including, without limitation, any monetary obligation of Sublessor or Sublessee for damages for any breach of the respective covenants, duties or obligations of Sublessor or Sublessee under this Agreement).

24. PROHIBITED NAME. Sublessor and Sublessee acknowledge and agree that Sublessee is prohibited from naming or referring to the Subleased Premises, any portion thereof, any business operated thereon and/or the Cruise Ship as "Queen Isabella", "Old Queen Isabella" and/or any similar designation.

25. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns when permitted by this Agreement.

26. SEVERABILITY. The invalidity of any clause or portion of this Agreement shall not affect any other provisions thereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

27. AMENDMENT. No amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof, and duly executed by the parties hereto.

28. RIGHTS CUMULATIVE. Time is of the essence pursuant to this Agreement. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may be by law, statute, ordinance or otherwise.

29. NO WAIVER. No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any other breach of the same or any other term, condition or covenant contained herein.

30. RECORDING. Neither this Sublease nor any memorandum hereof may be recorded by Sublessee among the land records of the jurisdiction in which the Subleased Premises are located or in any other place of public record without the express written consent of Sublessor.

31. ATTORNEY'S FEES. In the event Sublessor or Sublessee breach any of the terms of this Agreement whereby the party not in default employs attorneys to protect or enforce their rights hereunder, subject to the terms hereof, the prevailing party shall be entitled to recover reasonable costs, including reasonable attorney's fees, through the appellate level of court. This Agreement shall be construed under and in accordance with the laws of the State of Texas. Venue shall be in Cameron County.

32. FORCE MAJEURE. Neither Sublessor nor Sublessee shall be required to perform any term, condition or covenant in this Agreement so long as such performance is delayed or prevented by any acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods and any other cause not reasonably within the control of Sublessor or Sublessee and which by the exercise of due diligence Sublessor or Sublessee is unable, wholly or in part, to prevent or overcome.

33. NO COMPETE. During the term of the Agreement and so long as Sublessee is not in default, Sublessor agrees that it shall not engage in any business activity on or around the Subleased Premises which is in competition in any way with Sublessee's Offshore Business, specifically including leasing space to any other cruise ship operation involved in on-board gaming or Sublessor itself engaging in such business.

34. FACSIMILE SIGNATURE. The facsimile signature of a party to this Agreement shall be binding on such party.

35. STATUS AND IDENTIFICATION OF SUBLESSEE. Sublessee agree to provide Sublessor with the following on or before the Rent Commencement Date: (a) a current financial statement, (b) a copy of its articles of incorporation and bylaws (or, if this Agreement has been assigned to an Affiliate or third party as provided herein, its articles of organization and regulations or such other organizational documents as are applicable to such entity), and (c) the name, address, phone and fax number of its authorized representative in Texas.

34. ENTIRE AGREEMENT. This Agreement constitutes the sole and only Agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter within it.

         IN WITNESS WHEREOF, the undersigned Sublessor and Sublessee have executed this Agreement in multiple counterparts, each of which shall be deemed an original, as of the Effective Date.


                                              SUBLESSEE:

                                              CSL DEVELOPMENT CORPORATION, a
                                              Delaware corporation

                                              By: /s/ Charles S. Liberis

                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------




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



                                            SUBLESSOR:

                                            SOUTH PADRE ISLAND FISHING JOINT
                                            VENTURE, a Texas joint venture

                                            By: SRFP, Inc., a Texas corporation.
                                            its Managing Venturer

                                            By: /s/ David Friedman, President




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


                                   EXHIBIT "A"
                                      PLAT
                                (to be attached)





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